UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  July 22, 2014 (July 21, 2014)

Jones Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36006	80-0907968
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

807 Las Cimas Parkway, Suite 350 Austin, Texas	78746
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (512) 328-2953

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 21, 2014, the board of directors (the “Board”) of Jones Energy, Inc. (the “Company”), in accordance with Sections 3.2 and 3.3 of the Company’s Amended and Restated Bylaws (the “Bylaws”), increased the size of the board to seven members and, based on the nomination made by the Board’s Nominating and Corporate Governance Committee, appointed Robb L. Voyles to fill the vacancy.  Mr. Voyles was designated as a Class I director and as such he will serve until our annual meeting of stockholders in 2017.  Mr. Voyles is an independent director and will serve as a member of the Audit Committee of the Company.

Mr. Voyles was not selected pursuant to any arrangement or understanding with the Company or any affiliate of the Company.  Mr. Voyles has no relationship that is required to be disclosed pursuant to Item 404(a) of Regulation S-K.  The Company entered into an indemnification agreement with Mr. Voyles, effective as of July 21, 2014, pursuant to which the Company agreed to indemnify Mr. Voyles for certain claims and liabilities arising from Mr. Voyles’ actions as a director of the Company.

A copy of the press release announcing Mr. Voyles’ appointment is attached to this report as Exhibit 99.1 and is incorporated into this Item 5.02 by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated July 22, 2014 (Appointment of Voyles)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JONES ENERGY, INC.

Date: July 22, 2014	By:	/s/ Robert J. Brooks
Robert J. Brooks
Executive Vice President and
Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT NUMBER	DESCRIPTION

99.1	Press release dated July 22, 2014 (Appointment of Voyles)